Exhibit 10.14

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH OTHER APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREFROM.

PROMISSORY NOTE

$891,348	May 6, 2011

FOR VALUE RECEIVED, subject to the terms and conditions stated below, GreenHunter Energy, Inc., a Delaware corporation (the “Company” or the “Maker”), hereby promises to pay to the order of Gary C. Evans, an individual residing in the State of Texas (the “Holder”) at the Holder’s address stated in this Note or such other address as the holder of this subordinated Note (the “Note”) shall designate from time to time in lawful money of the United States of America in immediately available funds, on December 31, 2011 (the “Maturity Date”), the principal amount of Eight Hundred Ninety One Thousand Three Hundred Forty Eight Dollars and No/100 Dollars ($891,348) with interest on the principal amount from the date hereof to accrue at the rate of ten percent (10%) per annum simple interest until the outstanding principal balance and any accrued interest are paid in full. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days, with months of 30 days. All payments received by the Holder hereunder will be applied first to costs of collection, if any, and the balance to accrued interest and then to principal.

Payments on this Note shall be made as follows:

Principal and accrued interest shall be due and payable on the Maturity Date.

The Maker may prepay this Note, in whole or in part, at any time before the Maturity Date without premium or penalty. This Note is a general, unsecured obligation of the Company and shall be subordinate to any and all secured loans, advances, obligations and other liabilities of the Company.

1.	Events of Default. The outstanding principal balance on this Note (together with all interest accrued thereon) shall, at the option of the Holder hereof, become immediately due and payable without notice or demand, upon the happening of any one of the following specified events:

(i)	the occurrence of a default under the terms of the Note;

(ii)	the making by the Company of a general assignment for the benefit of creditors;

(iii)	the filing of any petition or the commencement of any proceeding by the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

(iv)	the filing of any petition or the commencement of any proceeding against the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days; or

(v)	any acquisition of the Company, whether by merger, sale of assets or other transaction.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(i)	Authorization and Delivery. This Note has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms.

(ii)	No Inconsistency. The execution and delivery of this Note will not violate any provision of the Company’s Certificate of Incorporation and Bylaws, (ii) contravene any law, governmental rule or regulation, judgment or order applicable to the Company, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or (iv) require the consent or approval of, the giving of notice to, the registration with the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

3.	Miscellaneous.

(i)	Expenses. The Company agrees to pay the Holder’s reasonable costs (including reasonable attorney’s fees) incurred in connection with the preparation and execution of this Note and any related documentation and the Holder’s reasonable costs (including reasonable attorney’s fees) in collecting and enforcing this Note.

(ii)	Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(iii)	Waiver or Amendment. No waiver of any obligation of the Company under this Note or any amendment to this Note shall be effective without the written consent of the Holder hereof. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

(iv)

Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

(v)	Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to the Company, at:

GreenHunter Energy, Inc.

1048 Texan Trail

Grapevine, Texas 76051

Attn: Morgan F. Johnston, Senior Vice President

If to the Holder, at:

Gary C. Evans

P.O. Box 540308

Dallas, Texas 75354-0308

Attn: Gary C. Evans

or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

(vi)	Waiver by Company. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof or enforcement of the security herefor, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the time of payment or any other provision hereof.

(vii)	Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

(viii)	Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

GREENHUNTER ENERGY, INC.

By:
Name:	Morgan F. Johnston
Title:	Sr. VP, General Counsel and Secretary

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